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                        DAIMLER-BENZ VEHICLE TRUST 1996-A
                            MONTHLY SERVICING REPORT
                   SERVICER: MERCEDES-BENZ CREDIT CORPORATION
                             TRUSTEE: CITIBANK, N.A.



COLLECTION PERIOD: AUGUST 1998
DISTRIBUTION DATE: 9/21/98


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
STATEMENT FOR CLASS A AND CLASS B CERTIFICATEHOLDERS PURSUANT TO
SECTION 4.9 OF THE POOLING AND SERVICING AGREEMENT                                                            Per $1,000 of Original
                                                                                                                 Class A/Class B
                                                                                                               Certificate Amount
                                                                                                              ----------------------
   (i) Principal Distribution
         Class A Amount                                                          $  17,773,281.07                   $      22.351039
         Class B Amount                                                          $   1,379,012.78                   $      20.357483

  (ii) Interest Distribution
         Class A Amount                                                          $   1,178,956.66                   $       1.482613
         Class B Amount                                                          $     100,432.01                   $       1.482613

 (iii) Monthly Servicing Fee                                                     $     218,698.92                   $       0.253438
                                                                                 ----------------
       Monthly Supplemental Servicing Fee                                        $           0.00                   $       0.000000
         Class A Percentage of the Servicing Fee                                 $     201,531.05                   $       0.253438
         Class A Percentage of the Supplemental Servicing Fee                    $           0.00                   $       0.000000
         Class B Percentage of the Servicing Fee                                 $      17,167.87                   $       0.253438
         Class B Percentage of the Supplemental Servicing Fee                    $           0.00

  (iv) Class A Principal Balance (end of Collection Period)                      $ 224,063,983.46
       Class A Pool Factor (end of Collection Period)                                   28.177481%
       Class B Principal Balance (end of Collection Period)                      $  19,087,382.20
       Class B Pool Factor (end of Collection Period)                                   28.177481%

   (v) Pool Balance (end of Collection Period)                                   $ 243,151,365.66

  (vi) Class A Interest Carryover Shortfall                                      $           0.00
       Class A Principal Carryover Shortfall                                     $           0.00
       Class B Interest Carryover Shortfall                                      $           0.00
       Class B Principal Carryover Shortfall                                     $    (736,394.64)

 (vii) Amount Otherwise Distributable to the Seller that is Distributed to
         Either the Class A or Class B Certificateholders                        $           0.00                   $       0.000000


(viii) Balance of the Reserve Fund Property (end of Collection Period)
         Class A Amount                                                          $  26,104,548.94
         Class B Amount                                                          $           0.00

  (ix) Aggregate Purchase Amount of Receivables repurchased by the Seller
          or the Servicer                                                        $           0.00
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